                                                                     EXHIBIT 1.1


                                5,000,000 SHARES





                                   VOCUS, INC.

                                  COMMON STOCK







                             UNDERWRITING AGREEMENT



                             DATED DECEMBER __, 2005

                                TABLE OF CONTENTS

                                                                                                                   PAGE
1.       Representations and Warranties of the Company and Certain of the Selling Stockholders........................2

         1.1      Effective Registration Statement....................................................................2
         1.2      Contents of Registration Statement..................................................................3
         1.3      Due Incorporation...................................................................................4
         1.4      Subsidiaries........................................................................................4
         1.5      Underwriting Agreement..............................................................................4
         1.6      Description of Capital Stock........................................................................4
         1.7      Outstanding Securities..............................................................................5
         1.8      Validly Issued Shares...............................................................................5
         1.9      Nasdaq; Exchange Act Registration...................................................................5
         1.10     No Conflict.........................................................................................5
         1.11     No Material Adverse Effect..........................................................................5
         1.12     Legal Proceedings; Statutes and Regulations.........................................................5
         1.13     Contracts...........................................................................................6
         1.14     Related Party Transactions..........................................................................6
         1.15     Compliance with Securities Act......................................................................6
         1.16     Not an Investment Company...........................................................................6
         1.17     No Violation........................................................................................6
         1.18     Compliance with Environmental Laws..................................................................6
         1.19     No Environmental Costs..............................................................................7
         1.20     No Registration Rights..............................................................................7
         1.21     Absence of Material Charges.........................................................................7
         1.22     Good Title to Properties............................................................................7
         1.23     Intellectual Property Rights........................................................................7
         1.24     No Labor Disputes...................................................................................8
         1.25     Insurance...........................................................................................8
         1.26     No Price Stabilization or Manipulation..............................................................8
         1.27     Governmental Permits................................................................................8
         1.28     Financial Statements................................................................................8
         1.29     Contributions, Gifts and Other Payments.............................................................9
         1.30     Audit Committee.....................................................................................9
         1.31     Controls and Procedures.............................................................................9
         1.32     Sarbanes-Oxley Act..................................................................................9
         1.33     Auditor Independence................................................................................9
         1.34     Taxes..............................................................................................10
         1.35     Brokers Fees.......................................................................................10
         1.36     Directed Share Program.............................................................................10
         1.37     Books and Records..................................................................................10
         1.38     Company Not Ineligible Issuer......................................................................10
         1.39     Permitted Free Writing Prospectuses................................................................11
         1.40     No Issuer Free Writing Prospectuses................................................................11

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                                   PAGE
2.       Representations and Warranties of the Selling Stockholders..................................................11

         2.1      Due Authorization..................................................................................11
         2.2      Selling Stockholder Documents......................................................................11
         2.3      No Conflict........................................................................................11
         2.4      Validly Issued Shares..............................................................................12
         2.5      Good Title to Shares...............................................................................12
         2.6      Delivery of Common Shares..........................................................................12
         2.7      No Registration Rights.............................................................................12
         2.8      No Price Stabilization or Manipulation.............................................................12
         2.9      No Free Writing Prospectuses.......................................................................12
         2.10     Disclosure Made by Selling Stockholders............................................................12

3.       Purchase and Sale Agreements................................................................................13

         3.1      Firm Shares........................................................................................13
         3.2      Additional Shares..................................................................................13
         3.3      Market Standoff Provision..........................................................................13
         3.4      Terms of Public Offering...........................................................................14

4.       Payment and Delivery........................................................................................14

         4.1      Firm Shares........................................................................................14
         4.2      Additional Shares..................................................................................14
         4.3      Delivery of Certificates...........................................................................14

5.       Covenants of the Company....................................................................................14

         5.1      Furnish Copies of Registration Statement and Prospectus............................................15
         5.2      Notification of Amendments or Supplements..........................................................15
         5.3      Filings of Amendments or Supplements...............................................................15
         5.4      Blue Sky Laws......................................................................................15
         5.5      Earnings Statement.................................................................................16
         5.6      Use of Proceeds....................................................................................16
         5.7      Transfer Agent.....................................................................................16
         5.8      Reporting Obligations; Exchange Act Compliance.....................................................16
         5.9      Public Communications..............................................................................16
         5.10     Directed Share Program.............................................................................16

6.       Conditions to the Underwriters' Obligations.................................................................16

         6.1      Effective Registration Statement...................................................................16
         6.2      Rule 462(b) Registration Statement.................................................................16
         6.3      Representations and Warranties.....................................................................17
         6.4      Prospectus Filed with Commission...................................................................17
         6.5      No Stop Order......................................................................................17
         6.6      Nasdaq.............................................................................................17
         6.7      No NASD Objection..................................................................................17
         6.8      No Material Adverse Effect.........................................................................17
         6.9      Officer's Certificate..............................................................................17
         6.10     Opinion of Company Counsel.........................................................................18
         6.11     Opinion of Selling Stockholders Counsel............................................................18

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                                   PAGE
         6.12     Opinion of Underwriters Counsel....................................................................18
         6.13     Accountant's Comfort Letter........................................................................18
         6.14     Lock-Up Agreements.................................................................................18
         6.15     Selling Stockholders Certificate...................................................................18
         6.16     Selling Stockholder Documents......................................................................18
         6.17     Additional Documents...............................................................................18
         6.18     Legal Matters......................................................................................19

7.       Expenses....................................................................................................19


8.       Indemnity and Contribution..................................................................................20

         8.1      Indemnification of the Underwriters................................................................20
         8.2      Indemnification of Company by the Selling Stockholders.............................................20
         8.3      Indemnification of Underwriters by Selling Stockholders............................................20
         8.4      Indemnification by the Underwriters................................................................21
         8.5      Indemnification Procedures.........................................................................21
         8.6      Limitation of Selling Stockholder Liability........................................................22
         8.7      Indemnification for Directed Share Program.........................................................22
         8.8      Contribution Agreement.............................................................................23
         8.9      Contribution Amounts...............................................................................23
         8.10     Survival of Provisions.............................................................................23

9.       Effectiveness...............................................................................................24


10.      Termination.................................................................................................24


11.      Defaulting Underwriters.....................................................................................24


12.      Counterparts................................................................................................25


13.      Headings; Table of Contents.................................................................................25


14.      Notices.....................................................................................................25


15.      Successors..................................................................................................26


16.      Partial Unenforceability....................................................................................26


17.      Governing Law...............................................................................................26


18.      Consent to Jurisdiction.....................................................................................26


19.      Failure of the Selling Stockholders to Sell and Deliver Shares..............................................26


20.      Entire Agreement............................................................................................27


21.      Amendments..................................................................................................27


22.      Sophisticated Parties.......................................................................................27

Schedules

A        List of Underwriters
B        List of Selling Stockholders
C        List of Issuer Free Writing Prospectus

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                                   PAGE
D        List of Company Selling Stockholders
E        List of Investor Selling Stockholders

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                                   PAGE
Exhibits

A        Form of Legal Opinion of Company Counsel
B        Form of Legal Opinion of Selling Stockholders Counsel
C        Form of Lock-Up Agreement

                                                              December __, 2005



Thomas Weisel Partners LLC
RBC Capital Markets Corporation
Wachovia Capital Markets, LLC
William Blair & Company, L.L.C.
As Representatives of the several Underwriters
c/o Thomas Weisel Partners LLC
One Montgomery Street, Suite 3700
San Francisco, California  94104



Ladies and Gentlemen:

      Introduction. Vocus, Inc., a Delaware corporation (the "COMPANY"), proposes to issue and sell to the several underwriters named in Schedule A hereto (the "UNDERWRITERS"), an aggregate of 5,000,000 shares of the common stock, $0.01 par value per share, of the Company (the "FIRM SHARES").

      Certain stockholders of the Company (the "SELLING STOCKHOLDERS") named in Schedule B hereto severally propose to sell to the several Underwriters an aggregate of 750,000 shares of its common stock, $0.01 par value per share (the "ADDITIONAL SHARES"), with each Selling Stockholder selling the number of shares set forth opposite such Selling Stockholder's name in Schedule B hereto, if and to the extent that you shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "SHARES". The shares of common stock, $0.01 par value per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "COMMON STOCK". The Company and the Selling Stockholders are hereinafter sometimes collectively referred to as the "SELLERS". Thomas Weisel Partners LLC, RBC Capital Markets Corporation, Wachovia Capital Markets, LLC and William Blair & Company, L.L.C. have agreed to act as representatives of the several Underwriters (in such capacity, the "REPRESENTATIVES") in connection with the offering and sale of the Shares.

      The Company has prepared and filed with the Securities and Exchange Commission (the "COMMISSION"), in accordance with the provisions of the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the applicable rules and regulations thereunder, a registration statement on Form S-1 (file no. 333-125834), including a prospectus, relating to the Shares. The term "REGISTRATION STATEMENT" as used herein means the registration statement (including all financial schedules and exhibits) as amended at the time it becomes effective or, if the registration statement became effective prior to the execution of this Agreement, as supplemented or amended prior to the execution of this Agreement and includes information (if any) contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the rules under the Securities Act and deemed to be part thereof at the time of effectiveness pursuant to Rule 430A of the rules under the Securities Act. If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to the Registration Statement will be filed and must be declared effective before the offering of the Shares may commence, the term "REGISTRATION STATEMENT" as used herein shall mean the Registration

Statement as amended by such post-effective amendment. If the Company has filed or files on or after the date of this Agreement a registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "RULE 462(b) REGISTRATION STATEMENT"), then any reference herein to the term "REGISTRATION STATEMENT" shall be deemed to include such Rule 462(b) Registration Statement. Any preliminary prospectus included in the Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Securities Act is hereinafter called a "PRELIMINARY PROSPECTUS". The term "STATUTORY PROSPECTUS" shall mean any Preliminary Prospectus, as amended or supplemented, relating to the Shares that is included in the Registration Statement immediately prior to the Initial Sale Time (as defined herein), including any document incorporated by reference therein. The term "PROSPECTUS" shall mean the final prospectus relating to the Shares that is first filed pursuant to Rule 424(b) after the effective date of the Registration Statement (the "EFFECTIVE DATE") or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Shares included in the Registration Statement at the Effective Date. The term "ISSUER FREE WRITING PROSPECTUS" shall have the meaning ascribed to it in Rule 433 under the Securities Act relating to the Shares, in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company's record pursuant to Rule 433(g) under the Securities Act. The term "DISCLOSURE PACKAGE" shall mean (i) the Statutory Prospectus, (ii) the Issuer Free Writing Prospectus, if any, identified in Schedule C hereto and (iii) any other free writing prospectus defined in Rule 405 of the Securities Act that are required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act and that the parties hereto expressly agree to treat as part of the Disclosure Package (the "OTHER FREE WRITING PROSPECTUS"). For purposes of this Agreement, the "INITIAL SALE TIME" shall mean 5:00 p.m. (Eastern time) on the date of this Agreement. All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a Preliminary Prospectus, the Statutory Prospectus, the Prospectus, the Issuer Free Writing Prospectus, the Other Free Writing Prospectus or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

      As part of the offering contemplated by this Agreement, Thomas Weisel Partners LLC has agreed to reserve out of the Shares set forth opposite its name on Schedule A to this Agreement, up to 250,000 Shares, for sale to parties designated by the Company (collectively, "PARTICIPANTS"), as set forth in the Registration Statement, the Statutory Prospectus and the Prospectus under the heading "UNDERWRITING" (the "DIRECTED SHARE PROGRAM"). The Shares to be sold by Thomas Weisel Partners LLC pursuant to the Directed Share Program (the "DIRECTED SHARES") will be sold by Thomas Weisel Partners LLC pursuant to this Agreement at the public offering price. Any Directed Shares not orally confirmed for purchase by any Participants by the end of the first business day after the date on which this Agreement is executed will be offered to the public by Thomas Weisel Partners LLC as set forth in the Registration Statement, the Statutory Prospectus and the Prospectus.

      1. Representations and Warranties of the Company and Certain of the Selling Stockholders. The Company and each of the Selling Stockholders listed on Schedule D (the "COMPANY SELLING STOCKHOLDERS") jointly and severally represent and warrant to and agree with each of the Underwriters that:

            1.1 Effective Registration Statement. Based on advice from the Commission, the Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

            1.2 Contents of Registration Statement

            (A). (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading,
(ii) the Registration Statement, the Statutory Prospectus and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, and (iii) the Statutory Prospectus and the Prospectus do not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Statutory Prospectus or the Prospectus based upon information relating to any Underwriter set forth in the section of the Registration Statement, the Statutory Prospectus or the Prospectus captioned "Underwriting" that was furnished to the Company in writing by such Underwriter through you expressly for use therein and (iv) the statistical and market-related data included in the Registration Statement, Statutory Prospectus and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate. With respect to the exception set forth at clause (iii) the Company acknowledges that the only information furnished in writing by the Underwriters for use in the Registration Statement or the Prospectus is the statements specifically relating to (a) the aggregate number of Firm Shares that the Underwriters have severally agreed to purchase contained in the first paragraph under the section captioned "Underwriting" in the Registration Statement and the Prospectus, (b) the concession and reallowance figures contained in the paragraph captioned "Commissions and Discounts" under the section caption "Underwriting" in the Registration Statement and the Prospectus, and (c) stabilizing and passive market making activities under the paragraph captioned "Short Sales, Stabilizing Transactions and Penalty Bids" under the section captioned "Underwriting" in the Registration Statement and the Prospectus.

            (B). As of the Initial Sale Time, the Disclosure Package did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by and Underwriter consists of the information described as such in Section 1.2(A) hereof. No statement of material fact included in the Prospectus has been omitted from the Disclosure Package available at the Initial Sale Time and no statement of material fact included in the Disclosure Package available at the Initial Sale Time that is required to be included in the Prospectus has been omitted therefrom.

            (C). Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date of which the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified. If at any time following issuance of an Issuer Free Writing Prospectus, there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 1.2(A) hereof.

            1.3 Due Incorporation. The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing individually or in the aggregate, would not have a material adverse effect on the condition (financial or otherwise), results of operations, stockholders' equity, properties, business or prospects of the Company and its subsidiaries, taken as a whole (a "MATERIAL ADVERSE EFFECT").

            1.4 Subsidiaries. Each subsidiary of the Company has been duly incorporated or organized, is validly existing as a corporation or other legal entity in good standing (or the foreign equivalent thereof) under the laws of the jurisdiction of its incorporation or organization, has the power and authority to own, lease and operate its property and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership, leasing or operation of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not result in a Material Adverse Effect. All of the issued shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company or through its wholly-owned subsidiaries, free and clear of all liens, encumbrances, equities or claims. There is no outstanding option, right or agreement of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of the subsidiaries to any person or entity except the Company, and none of the outstanding shares of capital stock or other equity interests of any subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary. Except for its subsidiaries, the Company owns no beneficial interest, directly or indirectly, in any corporation, partnership, joint venture or other business entity.

            1.5 Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

            1.6 Description of Capital Stock. The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus, and as of the date thereof, the Company had authorized and outstanding capital stock as set forth under the caption "Capitalization" in the Registration Statement, the Statutory Prospectus and the Prospectus.

            1.7 Outstanding Securities. The shares of Common Stock (including the Shares to be sold by the Selling Stockholders) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and nonassessable. The shares of Common Stock outstanding prior to the issuance of the Shares to be sold by the Company are not subject to preemptive or similar rights to subscribe for or to purchase or acquire any shares of Common Stock of the Company or any of its subsidiaries or any such rights pursuant to its certificate of incorporation or bylaws (each, as amended) or any agreement or instrument to or by which the Company or any of its subsidiaries is a party or bound. Except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus, the Company has not sold or issued any securities during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants described in the Registration Statement, the Statutory Prospectus and the Prospectus.

            1.8 Validly Issued Shares. The Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, and the issuance of such Shares will not be subject to any preemptive or similar rights to subscribe for or to purchase or acquire any shares of Common Stock of the Company or any of its subsidiaries or any such rights pursuant to its certificate of incorporation or bylaws or any agreement or instrument to or by which the Company or any of its subsidiaries is a party or bound.

            1.9 Nasdaq; Exchange Act Registration. The Shares have been duly authorized for quotation on the National Association of Securities Dealers Automated Quotation ("NASDAQ") National Market System, subject to official notice of issuance. A registration statement has been filed on Form 8-A pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), which complies in all material respects with the Exchange Act. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or the quotation of the Common Stock on the Nasdaq National Market System, nor has the Company received any notification that the Commission or the Nasdaq National Market is contemplating terminating such registration or quotation.

            1.10 No Conflict. The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or bylaws (each, as amended) of the Company or (with or without notice or lapse of time or both) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

            1.11 No Material Adverse Effect. There has not occurred any Material Adverse Effect, or any development involving a prospective Material Adverse Effect, from that set forth in each of the Disclosure Package and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

            1.12 Legal Proceedings; Statutes and Regulations. There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement, the Statutory Prospectus or the Prospectus and are not so described or any statutes or regulations that are required to be described in the Registration Statement, the Statutory Prospectus or the Prospectus and are not described as required.

            1.13 Contracts. There are no contracts or other documents that are required to be described in the Registration Statement, the Statutory Prospectus and Prospectus or filed as exhibits to the Registration Statement by the Securities Act or the applicable rules and regulations thereunder that have not been described in the Registration Statement, the Statutory Prospectus and the Prospectus or filed as exhibits to the Registration Statement.

            1.14 Related Party Transactions. No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, which is required to be described in the Registration Statement, the Statutory Prospectus and the Prospectus and which is not so described. There are no outstanding loans, advances or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus.

            1.15 Compliance with Securities Act. Each Preliminary Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

            1.16 Not an Investment Company. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement, the Disclosure Package and the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

            1.17 No Violation. The Company is not in violation of its certificate of incorporation or bylaws (each, as amended), and is not in default, nor any event has occurred which with notice or lapse of time or both would constitute a default, in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, or any license, permit, judgment, decree, order, statute, rule or regulation to which it or any of its properties or its business, or a subsidiary or its properties or business, may be subject, which would result in a Material Adverse Effect.

            1.18 Compliance with Environmental Laws. The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws, orders, rules, regulations, directives, decrees and judgments relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, result in a Material Adverse Effect.

            1.19 No Environmental Costs. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, result in a Material Adverse Effect.

            1.20 No Registration Rights. There are no contracts, agreements or understandings between the Company and any person or entity granting such person or entity the right, contractually or otherwise, to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement other than as described in the Registration Statement, the Statutory Prospectus and the Prospectus or as have been waived in writing in connection with the offering contemplated hereby.

            1.21 Absence of Material Charges. Subsequent to the respective dates as of which information is given in the Registration Statement, the Statutory Prospectus and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (ii) except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus, neither the Company nor its subsidiaries has purchased any of the Company's outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on the Company's capital stock; and
(iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in the Registration Statement, the Statutory Prospectus and the Prospectus.

            1.22 Good Title to Properties. The Company and its subsidiaries do not own any real property. The Company and its subsidiaries have good and valid title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement, Statutory Prospectus and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

            1.23 Intellectual Property Rights. The Company and its subsidiaries own or possess, or can acquire on commercially reasonable terms, legally enforceable rights to use all trademarks, service marks, trade names, domain names, copyrights, patents, patent rights, inventions, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), and other intellectual property rights (collectively, the "INTELLECTUAL PROPERTY") as are necessary for the conduct of its or their respective businesses as described in the Registration Statement, the Statutory Prospectus and the Prospectus, except where failure to own, possess or acquire such rights would not result in a Material Adverse Effect. Except as described in the Registration Statement, Statutory Prospectus and the Prospectus, (i) to the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any such Intellectual Property; (ii) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company's or any of its subsidiaries' rights in or to any such Intellectual Property;
(iii) the Intellectual Property owned by the Company and its subsidiaries and to the knowledge of the Company, the Intellectual Property licensed to the Company and its subsidiaries has not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property; (iv) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others against the Company or any of its subsidiaries that the Company or any of its subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, and neither the Company nor any of its subsidiaries has received any written notice of such claim; and (v) to the Company's knowledge, no employee of the Company or any of its subsidiaries is the subject of any claim or proceeding involving a violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee's employment with the Company or any of the Company's subsidiaries or actions undertaken by the employee while employed with the Company or any of the Company's subsidiaries, except, in each case, for any instances which would not, individually or in the aggregate, result in a Material Adverse Effect.

            1.24 No Labor Disputes. No material labor dispute with the employees of the Company or any of its subsidiaries exists, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a Material Adverse Effect.

            1.25 Insurance. The Company and its subsidiaries are insured by the insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

            1.26 No Price Stabilization or Manipulation. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

            1.27 Governmental Permits. The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective business, except where the failure to possess such certificate, authorization or permit would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

            1.28 Financial Statements. The financial statements of the Company and its subsidiaries and the financial statements of Gnossos Software, Inc. included in the Registration Statement, the Statutory Prospectus and the Prospectus, together with related schedules and notes, comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly in all material respects the financial position of the Company and the Company's consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and the Company's consolidated subsidiaries for the periods specified; and such financial statements and related schedules and notes thereto, and the unaudited financial information filed with the Commission as part of the Registration Statement, the Statutory Prospectus and the Prospectus, have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved. The summary and selected financial data included in the Registration Statement, the Statutory Prospectus and the Prospectus present fairly in all material respects the information shown therein as at the respective dates and for the respective periods specified and have been presented on a basis consistent with the consolidated financial statements set forth in the Registration Statement, the Statutory Prospectus and the Prospectus and other financial information.

            1.29 Contributions, Gifts and Other Payments. Neither the Company, its subsidiaries, nor any other person associated with or acting on behalf of the Company or its subsidiaries, including without limitation any director, officer, agent or employee of the Company or its subsidiaries has, directly or indirectly, while acting on behalf of the Company or its subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended or (iv) made any other unlawful payment.

            1.30 Audit Committee. The Company's board of directors has validly appointed an audit committee whose composition satisfies the requirements of the Exchange Act, the rules and regulations of the Commission adopted thereunder and Rules 4200 and 4350 of the rules of the National Association of Securities Dealers (the "NASD"). The Company's audit committee has adopted a charter that satisfies the Exchange Act, the rules and regulations of the Commission adopted thereunder and Rules 4200 and 4350 of the NASD Rules.

            1.31 Controls and Procedures. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Management of the Company is currently designing, refining and documenting disclosure controls and procedures (as defined in Exchange Act Rules 13a-15 and 15d-15) for the Company that are being designed to ensure that (i) information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission's rules and forms and (ii) information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company's management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure. It is the Company's management's intention to become fully compliant in all respects with all applicable laws, and related rules and regulations of the Commission, regarding disclosure controls and procedures on or before the date on which such laws, rules or regulations become applicable to the Company

            1.32 Sarbanes-Oxley Act. The Company is in compliance with all currently effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder (the "SARBANES-OXLEY ACT") that are applicable, or will be applicable as of the date of payment for and delivery of the Firm Shares pursuant hereto, to the Company.

            1.33 Auditor Independence. Ernst & Young LLP, which has expressed its opinion with respect to the financial statements and schedules filed as a part of the Registration Statement and included in the Registration Statement, the Statutory Prospectus and the Prospectus, is and, during the periods covered by their reports, was an independent public accounting firm within the meaning of
Article 2-01 of Regulation S-X under the Securities Act and the rules and regulations promulgated thereunder, to the knowledge of the Company, such accountants are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act, and the rules and regulations promulgated thereunder, set forth in Section 10A of the Exchange Act.

            1.34 Taxes. Each of the Company and its subsidiaries has filed all federal, state, local and foreign tax returns and tax forms required to be filed, except where the failure to file would not have a Material Adverse Effect. Such returns and forms are complete and correct in all material respects. All payroll withholdings required to be made by the Company and its subsidiaries with respect to employees have been made. There have been no tax deficiencies asserted or, to the knowledge of the Company, threatened against the Company or its subsidiaries that could, individually or in the aggregate, result in a Material Adverse Effect.

            1.35 Brokers Fees. There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any of the Underwriters for a brokerage commission, finder's fee or other like payment in connection with the transactions contemplated herein, the Registration Statement, the Disclosure Package and the Prospectus or in any contracts, agreements, understandings, payments, arrangements or issuances with respect to the Company or any of its officers, directors, stockholders, employees or affiliates that may affect the Underwriters' compensation as determined by the NASD.

            1.36 Directed Share Program. The Company represents and warrants to Thomas Weisel Partners LLC that (i) the Registration Statement, the Prospectus, the Disclosure Package and any Preliminary Prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus, the Disclosure Package or any Preliminary Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program, (ii) no authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities laws and regulations of foreign jurisdictions in which the Directed Shares are offered outside the United States and (iii) neither the Company nor any other person associated with or acting on behalf of the Company, including without limitation any director, officer, agent or employee of the Company, has offered or caused the Underwriters to offer any of the Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company or a trade journalist or publication to write or public favorable information about the Company or its products.

            1.37 Books and Records. The minute books of the Company and each of its subsidiaries have been made available to the Underwriters and counsel for the Underwriters, and such books (i) contain a complete summary of all meetings and actions of the board of directors or comparable body (including each committee thereof) of the Company and each of its subsidiaries since the time of its respective incorporation or formation through the date of the latest meeting and action and (ii) accurately reflect all transactions referred to in such minutes.

            1.38 Company Not Ineligible Issuer. (i) At the time of filing the Registration Statement and (ii) as of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 of the Securities Act).

            1.39 Permitted Free Writing Prospectuses. The Company has not made, and will not make, without the prior written consent of the Representatives, any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a "free writing prospectus" (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule C hereto. Any such free writing prospectus consented to by the Representatives is hereinafter referred to as a "Permitted Free Writing Prospectus". The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

            1.40 No Issuer Free Writing Prospectuses. Except as set forth in Schedule C hereto, the Company has not prepared or had prepared, and will not prepare, any Issuer Free Writing Prospectus, and has not distributed and will not distribute any written materials in connection with the offer or sale of the Shares.

      2. Representations and Warranties of the Selling Stockholders.

            (A). Each of the Selling Stockholders represents and warrants to and agrees with each of the Underwriters that:

            2.1 Due Authorization. This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

            2.2 Selling Stockholder Documents. The Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by such Selling Stockholder and are valid and binding agreements of such Selling Stockholder enforceable in accordance with their respective terms, except as rights to indemnification thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

            2.3 No Conflict. The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement, the Custody Agreement signed by such Selling Stockholder and Wachovia Bank, National Association, as Custodian, relating to the deposit of the Shares to be sold by such Selling Stockholder (the "CUSTODY AGREEMENT") and the Power of Attorney appointing certain individuals as such Selling Stockholder's attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the "POWER OF ATTORNEY") will not contravene any provision of applicable law, or the certificate of incorporation or bylaws of such Selling Stockholder or any equivalent constituent documents (if such Selling Stockholder is a corporation, company, partnership or other entity), or any agreement or other instrument binding upon such Selling Stockholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling

Stockholder of its obligations under this Agreement or the Custody Agreement or Power of Attorney of such Selling Stockholder, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

            2.4 Validly Issued Shares. The Shares to be sold by such Selling Stockholder pursuant to this Agreement have been duly authorized and are validly issued, fully paid and non-assessable.

            2.5 Good Title to Shares. Such Selling Stockholder has, and on the Option Closing Date will have, valid title to the Shares to be sold by such Selling Stockholder and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement and the Power of Attorney and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder.

            2.6 Delivery of Common Shares. Delivery of the Shares to be sold by such Selling Stockholder pursuant to this Agreement will pass title to such Shares free and clear of any security interests, claims, liens, equities and other encumbrances.

            2.7 No Registration Rights. Such Selling Stockholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, other than as described in the Registration Statement, Statutory Prospectus and the Prospectus and as have been waived in writing in connection with the offering contemplated hereby.

            2.8 No Price Stabilization or Manipulation. Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

            2.9 No Free Writing Prospectuses. Such Selling Stockholder has not prepared or had prepared on its behalf or used or referred to, and will not prepare or have prepared on its behalf or use or refer to, any free writing prospectus defined in Rule 405 of the Securities Act and required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act (the "SELLING STOCKHOLDER FREE WRITING PROSPECTUS"), and has not distributed and will not distribute any written materials in connection with the offer or sale of the Shares.

            2.10 Disclosure Made by Selling Stockholders. All information furnished by or on behalf of such Selling Stockholder in writing expressly for use in the Registration Statement, the Disclosure Package, the Prospectus or any Selling Stockholder Free Writing Prospectus or any amendment or supplement thereto used by the Company or any Underwriter, as the case may be, was, as of the Initial Sale Time and on the Closing Date, and on Option Closing Date will be, true, correct and complete in all material respects, and did not as of the Initial Sale Time, and on the Closing Date and the Option Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact required to be made or necessary to make such information not misleading.

            (B). Each of the Selling Stockholders listed on Schedule E hereto (the "INVESTOR SELLING STOCKHOLDERS") represents and warrants to the best of its knowledge with each of the Underwriters that (i) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Statutory Prospectus and the Prospectus do not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Statutory Prospectus or the Prospectus based upon information relating to any Underwriter set forth in the section of the Registration Statement, the Statutory Prospectus or the Prospectus captioned "Underwriting" that was furnished to the Company in writing by such Underwriter through you expressly for use therein.

      3. Purchase and Sale Agreements

            3.1 Firm Shares.The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase from the Company at $______ a share (the "PURCHASE PRICE") the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) set forth in Schedule A hereto opposite the name of such Underwriter.

            3.2 Additional Shares. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Selling Stockholders agree to sell to the Underwriters the Additional Shares, and the Underwriters shall have a one-time right to purchase, severally and not jointly, up to 750,000 Additional Shares at the Purchase Price. If you, on behalf of the Underwriters, elect to exercise such option, you shall so notify the Company and Richard Rudman, as the Attorney-In-Fact for the Selling Stockholders, in writing not later than thirty (30) days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such Shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten (10) business days after the date of such notice. Additional Shares may be purchased as provided in
Section 4 hereof solely for the purpose of covering over- allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth in Schedule A hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

            3.3 Market Standoff Provision. Each Seller hereby agrees that, without the prior written consent of Thomas Weisel Partners LLC, it will not, during the period ending 180 days after the date of the Prospectus (the "RESTRICTED PERIOD"), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of shares of Common Stock upon the exercise of options or warrants or the conversion of a security outstanding on the date hereof and which is described in the Registration Statement and Prospectus, (C) transactions by any person other than the Company relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the offering of the Shares, (D) the grant of options or the issuance of shares of Common Stock under the Company's stock option plans, (E) the filing of any registration statement on Form S-8 in respect of any employee benefit plan described in the Registration Statement, the Statutory Prospectus and Prospectus, and (F) the issuance by the Company of shares of Common Stock having a value of up to

$10,000,000 pursuant to an acquisition or merger transaction. In addition, each Selling Stockholder agrees that, without the prior written consent of Thomas Weisel Partners LLC, it will not, during the Restricted Period, make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. Notwithstanding the foregoing, if (1) during the last eighteen
(18) days of the Restricted Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Restricted Period the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Restricted Period, the restrictions imposed by this Section 3.3 shall continue to apply until the expiration of the 19-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless Thomas Weisel Partners LLC waives, in writing, such extension.

                  3.4 Terms of Public Offering. The Sellers are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Sellers are further advised by you that the Shares are to be offered to the public initially at a price of $________ per Share (the "PUBLIC OFFERING PRICE") and to certain dealers selected by you at a price that represents a selling concession of not more than $________ per Share below the Public Offering Price, and that any Underwriter may allow, and such dealers may re-allow, a selling concession, not in excess of $________ per Share, to any Underwriter or to certain other dealers.

         4. Payment and Delivery

                  4.1 Firm Shares. Payment for the Firm Shares to be sold by the Company shall be made to the Company in immediately available funds against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., Eastern Standard Time, on December ____, 2005, or at such other time on the same or such other date, not later than _________, 2005, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "CLOSING DATE".

                  4.2 Additional Shares. Payment for any Additional Shares shall be made to each Selling Stockholder in immediately available funds in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the notice described in Section 3.2 or at such other time on the same or on such other date, in any event not later than _______, 2005, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "OPTION CLOSING DATE".

                  4.3 Delivery of Certificates. Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one (1) full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

         5. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

                  5.1 Furnish Copies of Registration Statement and Prospectus. To furnish to you, without charge, three signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 5.3 below, as many copies of each of the Preliminary Prospectus, the Disclosure Package, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

                  5.2 Notification of Amendments or Supplements. Before amending or supplementing the Registration Statement, the Disclosure Package or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such rule. In addition, during the Prospectus Delivery Period (as defined in Section 5.3), the Company will promptly advise the Representatives (i) of any communications (written or oral) with the Commission with regard to the Registration Statement, the Disclosure Package, the Prospectus, any amendments or supplements of the Registration Statement or the Disclosure Package, the Prospectus or any other matters in connection with the offering of the Shares; (ii) of any filings made by the Company with the Commission in connection with the offering of the Shares; (iii) when any amendment to the Registration Statement relating to the Shares shall have become effective, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the approval of the Shares for quotation in the Nasdaq National Market or qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its commercially reasonable best efforts to prevent the issuance or invocation of any such stop order or suspension and, if any such stop order or suspension is so issued or invoked, to obtain as soon as possible the withdrawal or removal thereof.

                  5.3 Filings of Amendments or Supplements. If, during such period after the first date of the public offering of the Shares when in the opinion of counsel for the Underwriters, the Disclosure Package or Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer (the "PROSPECTUS DELIVERY PERIOD"), any event or development shall occur or condition exist as a result of which it is necessary to amend or supplement the Disclosure Package or Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Disclosure Package or Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Disclosure Package or the Prospectus so that the statements in the Disclosure Package or the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Disclosure Package or Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

                  5.4 Blue Sky Laws. To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided, however, that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such consent.

                  5.5 Earnings Statement. To make generally available to its security holders as soon as practicable, but in any event not later than eighteen (18) months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158).

                  5.6 Use of Proceeds. The Company shall apply the net proceeds from the sale of the Shares sold by it in the manner described under the caption "Use of Proceeds" in the Registration Statement, the Disclosure Package and the Prospectus.

                  5.7 Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.

                  5.8 Reporting Obligations; Exchange Act Compliance. During the Prospectus Delivery Period, the Company shall file, on a timely basis, with the Commission and the Nasdaq National Market all reports and documents required to be filed under the Exchange Act. Additionally, the Company shall file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Securities Act.

                  5.9 Public Communications. Prior to the Closing Date, the Company will issue no press release or other communications directly or indirectly and hold no press conference with respect to the Company or its subsidiaries, the condition, financial or otherwise, or the earnings, business, operations or prospects of any of them, or the offering of the Shares without the prior written consent of Thomas Weisel Partners LLC unless in the judgment of the Company and its counsel, and after notification to Thomas Weisel Partners LLC, such press release or communication is required by law.

                  5.10 Directed Share Program. That in connection with the Directed Share Program, the Company will ensure that the Directed Shares will be restricted to the extent required by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of 180 days following the date of the effectiveness of the Registration Statement. Thomas Weisel Partners LLC will notify the Company as to which Participants will need to be so restricted. The Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time. Furthermore, the Company covenants with Thomas Weisel Partners LLC that the Company will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

         6. Conditions to the Underwriters' Obligations. The obligations of the Sellers to sell the Shares to the several Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date or Option Closing Date, as the case may be, are subject to the following conditions:

                  6.1 Effective Registration Statement. The Registration Statement shall have become effective not later than [December __, 2005] (Eastern Standard Time) on the date hereof.

                  6.2 Rule 462(b) Registration Statement. If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

                  6.3 Representations and Warranties. The representations and warranties of the Company and each of the Selling Stockholders contained in this Agreement and in the certificate delivered pursuant to Section 6.9 and Section
6.15 shall be true and correct when made and on and as of each of the Closing Date and Option Closing Date as if made on such date (except that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date). The Company and each of the Selling Stockholders shall have performed all covenants and agreements and satisfied all the conditions contained in this Agreement required to be performed or satisfied by the Company or any Selling Stockholder at or before such Closing Date or Option Closing Date, as the case may be.

                  6.4 Prospectus Filed with Commission. The Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective. The Company shall have filed any material required to be filed by the Company with the Commission in the manner and within the time period required by Rule 433 of the Securities Act, including the Issuer Free Writing Prospectus, the Selling Stockholder Free Writing Prospectus and the Other Free Writing Prospectus.

                  6.5 No Stop Order. No stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission.

                  6.6 Nasdaq. The Shares have been listed for quotation on the Nasdaq National Market System.

                  6.7 No NASD Objection. The NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

                  6.8 No Material Adverse Effect. There shall not have occurred any Material Adverse Effect, or any development involving a prospective Material Adverse Effect, from that set forth in the each of the Disclosure Package and Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Statutory Prospectus and Prospectus.

                  6.9 Officer's Certificate. The Underwriters shall have received on the Closing Date or Option Closing Date, as the case may be, a certificate, dated such Closing Date or Option Closing Date, and signed by the Chief Executive Officer or President of the Company, to the effect that (i) Sections 6.3 (with respect to the Company), 6.4, 6.5 and 6.8 (to the knowledge of such person) above are true and correct as of such Closing Date or Option Closing Date, as applicable (except that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date), (ii) they have carefully examined the Registration Statement, the Disclosure Package, the Prospectus and, in their opinion, since the Effective Date no event has occurred which should have been set forth in a supplement or otherwise required an amendment to the Registration Statement, the Disclosure Package or the Prospectus and (iii) the Company has complied with all of the covenants and agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on the Closing Date or Option Closing Date, as the case may be.

                  6.10 Opinion of Company Counsel. The Underwriters shall have received on the Closing Date an opinion of Greenberg Traurig, LLP, counsel for the Company, dated the Closing Date, the form of which is attached hereto as Exhibit A. The opinion shall be rendered to the Underwriters at the request of the Company and shall so state therein.

                  6.11 Opinion of Selling Stockholders Counsel. The Underwriters shall have received on the Option Closing Date an opinion of Greenberg Traurig, LLP, counsel for the Selling Stockholders, dated the Option Closing Date, the form of which is attached hereto as Exhibit B. The opinion shall be rendered to the Underwriters at the request of the Selling Stockholders and shall so state therein.

                  6.12 Opinion of Underwriters Counsel. The Underwriters shall have received on the Closing Date an opinion of Andrews Kurth LLP, counsel for the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

                  6.13 Accountant's Comfort Letter. The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public auditors, containing statements and information of the type ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, Disclosure Package and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

                  6.14 Lock-Up Agreements. The "lock-up" agreements, each substantially in the form of Exhibit C hereto, between you and certain of the stockholders and each of the officers and directors of the Company, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

                  6.15 Selling Stockholders Certificate. The Underwriters shall have received, on the Option Closing Date, a certificate dated the Option Closing Date and signed by Richard Rudman, as the Attorney-in-Fact of each Selling Stockholder, to the effect that the representations and warranties of the Selling Stockholders contained in this Agreement are true and correct as of the Option Closing Date and that the Selling Stockholders have complied with all of the agreements and satisfied all of the conditions on their part to be performed or satisfied hereunder on or before the Option Closing Date.

                  6.16 Selling Stockholder Documents. On the date hereof, the Company and the Selling Stockholders shall have furnished for review by the Underwriters copies of the Powers of Attorney and Custody Agreements executed by each of the Selling Stockholders and such further information, certificates and documents as the Underwriters may reasonably request.

                  6.17 Additional Documents. On the Closing Date and Option Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

         The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the satisfaction of each of the above conditions on or prior to the Option Closing Date and to the delivery to you on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance and good title of the Additional Shares and other matters related to the issuance of the Additional Shares.

                  6.18 Legal Matters. All corporate proceedings and other legal matters incident to negotiation and execution of this Agreement and the issuance and sale of the Shares, as contemplated herein shall be reasonably satisfactory to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

         7. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Sellers agree to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel, the Company's accountants and counsel for the Selling Stockholders in connection with the preparation and negotiation of this Agreement and the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any Preliminary Prospectus, the Disclosure Package, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as contemplated by Section 5.4 hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, provided that all such fees and disbursements under this sub-clause
(iii) shall not exceed $5,000, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the NASD, provided that all such fees and disbursements under this sub-clause (iv) shall not exceed $20,000, (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the Nasdaq National Market,
(vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and charges of any custodian of the Shares to be sold by the Selling Stockholders,
(ix) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and one-half of the cost of any aircraft chartered in connection with the road show (it being understood that the Underwriters shall be responsible for paying travel and lodging expenses of the representatives of the Underwriters, any ground transportation used by representatives of the Company or the Underwriters in connection with the road show, and one-half of the cost of any aircraft chartered in connection with the road show), (x) all expenses in connection with any offer and sale of the Shares outside of the United States, including filing fees, (xi) all reasonable fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program and (xii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled "Indemnity and Contribution", and the last paragraph of Section 11 below, the

Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel and any advertising expenses connected with any offers they may make.

         8. Indemnity and Contribution.

                  8.1 Indemnification of the Underwriters. The Company and the Company Selling Stockholders jointly and severally agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) arising out of, based upon, or caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any Preliminary Prospectus, the Disclosure Package or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or in any Blue Sky application or other information or other documents executed by the Company filed in any state or other jurisdiction to qualify any or all of the Shares under the securities laws thereof or arising out of, based upon, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

                  8.2 Indemnification of Company by the Selling Stockholders. Each Selling Stockholder agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) arising out of, based upon or caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any Preliminary Prospectus, the Disclosure Package, the Selling Stockholder Free Writing Prospectus, or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or arising out of, based upon or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Selling Stockholder furnished in writing by or on behalf of such Selling Stockholder expressly for use in the Registration Statement, any Preliminary Prospectus, the Disclosure Package, the Prospectus or any amendments or supplements thereto.

                  8.3 Indemnification of Underwriters by Selling Stockholders. Each Selling Stockholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) arising out of, based upon or caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any Preliminary Prospectus, the Disclosure Package, the Selling Stockholder Free Writing Prospectus, or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or arising out of, based upon or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Selling Stockholder furnished in writing by or on behalf of such Selling Stockholder expressly for use in the Registration Statement, any Preliminary Prospectus, the Disclosure Package, the Prospectus or any amendments or supplements thereto.

                  8.4 Indemnification by the Underwriters. Subject to the last sentence in Section 1.2 above, each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Stockholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Stockholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) arising out of, based upon or caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any Preliminary Prospectus, the Statutory Prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or arising out of, based upon or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any Preliminary Prospectus, the Statutory Prospectus, the Prospectus or any amendments or supplements thereto.

                  8.5 Indemnification Procedures. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 7, such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (a) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (b) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and
(iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Stockholders and all persons, if any, who control any Selling Stockholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of any Underwriters, such firm shall be designated in writing by Thomas Weisel Partners LLC. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Stockholders and such control persons of any Selling Stockholders, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Stockholders under the Powers of Attorney. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.
 Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (x) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (y) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 8.7 hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for Thomas Weisel Partners LLC for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program, and all persons, if any, who control Thomas Weisel Partners LLC within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act.

                  8.6 Limitation of Selling Stockholder Liability. The liability of each Selling Stockholder under the indemnity and contribution provisions of this Section 8 shall be limited to an amount equal to the initial public offering price of the Shares sold by such Selling Stockholder, less the underwriting discount, as set forth on the front cover page of the Prospectus. The Company and the Selling Stockholders may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

                  8.7 Indemnification for Directed Share Program. The Company agrees to indemnify and hold harmless Thomas Weisel Partners LLC and each person, if any, who controls Thomas Weisel Partners LLC within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act ("THOMAS WEISEL PARTNERS ENTITIES"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in the Disclosure Package or prospectus wrapper material prepared by or with the consent of the Company for distribution in foreign jurisdictions in connection with the Directed Share Program attached to the Prospectus or the Preliminary Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein, when considered in conjunction with the Disclosure Package, the Prospectus or the Preliminary Prospectus, not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of the shares which, immediately following the effectiveness of the Registration Statement, were subject to a properly confirmed agreement to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, provided that, the Company shall not be responsible under this subparagraph (iii) for any losses, claim, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of Thomas Weisel Partners Entities.

                  8.8 Contribution Agreement. To the extent the indemnification provided for in this Section 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by Section 8.9 below is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 8.8 below but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (net of underwriting discounts and commissions but before deducting expenses) received by each Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

                  8.9 Contribution Amounts. The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this
Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in
Section 8.8. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                  8.10 Survival of Provisions. The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company and the Selling Stockholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, any Selling Stockholders or any person controlling any Selling Stockholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

         9. Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

         10. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over the counter market, (iii) a general moratorium on commercial banking activities in New York, Delaware or California shall have been declared by either federal or New York, Delaware or California state authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse, or (v) in the reasonable judgment of the Representatives, there shall have occurred any Material Adverse Effect, or any development that could reasonably be expected to result in a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, taken as a whole, and (b) in the case of any of the events specified in clauses 10(a)(i) through 10(a)(v), such event, individually or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

         11. Defaulting Underwriters. If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule A bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and if arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate (other than with respect to (i) expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and (ii) the indemnification and contribution obligations of the Company and the Underwriters as provided in Section 8 hereof) without liability on the part of any non-defaulting Underwriter, or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven (7) days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability to the Company and/or the non-defaulting Underwriters, as the case may be, arising out of or related to any default of such Underwriter under this Agreement.

         If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement, the Sellers will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out of pocket expenses (including the reasonable fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

         12. Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         13. Headings; Table of Contents. The headings of the sections of this Agreement and the table of contents have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

         14. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

             If to the Representatives:

                      Thomas Weisel Partners LLC
                      One Montgomery Street, Suite 3700
                      San Francisco, California 94104
                      Facsimile:  (415) 364-2694
                      Attention:  Blake Jorgensen


             with a copy to:

                      Thomas Weisel Partners LLC
                      One Montgomery Street, Suite 3700
                      San Francisco, California 94104
                      Facsimile:  (415) 364-2694
                      Attention:  Jack Helfand, Esq.



             If to the Company:

                      Vocus, Inc.
                      4296 Forbes Boulevard
                      Lanham, Maryland  20706
                      Facsimile:  (301) 459-2827
                      Attention:  Richard Rudman

             with a copy to:

                      Greenberg Traurig, LLP
                      800 Connecticut Avenue, Suite 500

                      Washington, D.C. 20006
                      Facsimile:  (202) 331-3101
                      Attention:  Stephen A. Riddick, Esq.

             If to the Selling Stockholders:

                      Wachovia Bank, National Association
                      [Address]
                      Facsimile:  (_____) ____-____
                      Attention:  [                ]

         Any party hereto may change the address for receipt of communications by giving written notice to the others.

         15. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 11 hereof, and to the benefit of the officers and directors and controlling persons referred to in Section 8, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Shares as such from any of the Underwriters merely by reason of such purchase.

         16. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

         17. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

         18. Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby ("RELATED PROCEEDINGS") must be instituted in the federal courts of the United States of America or the courts of the State of New York in each case located in the City and County of New York (collectively, the "SPECIFIED COURTS"), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a "RELATED JUDGMENT"), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by certified mail to such party's address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

         19. Failure of the Selling Stockholders to Sell and Deliver Shares. If one or more of the Selling Stockholders shall fail to sell and deliver to the Underwriters the Shares to be sold and delivered by such Selling Stockholders at the Option Closing Date pursuant to this Agreement, then the Underwriters may at their option, by written notice from the Representatives to the Company and the Selling Stockholders, either (i) terminate their obligations hereunder to purchase Additional Shares or (ii) purchase the Additional Shares which the other Selling Stockholders have agreed to sell and deliver in accordance with the terms hereof. In any such case you shall have the right to postpone the Option Closing Date, but in no event for longer than seven (7) days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

         20. Entire Agreement. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

         21. Amendments. This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

         22. Sophisticated Parties. Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification and contribution provisions of Section 7, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 7 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.


                  [Remainder of page intentionally left blank]

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.


                                        Very truly yours,

                                        VOCUS, INC.

                                        By:
                                            ------------------------------------
                                             Name:    Richard Rudman
                                             Title:   Chief Executive Officer
                                                      and President



                                        The Selling Stockholders
                                        named in Schedule B hereto,
                                        acting severally



                                        By:
                                            ------------------------------------
                                             Attorney-in-Fact

Accepted as of the date hereof

Thomas Weisel Partners LLC
RBC Capital Markets Corporation
Wachovia Capital Markets, LLC
William Blair & Company, L.L.C.

Acting severally on behalf
of themselves and the
several Underwriters named
in Schedule A hereto.

By:   Thomas Weisel Partners LLC



      By:
          ----------------------------------------------------
          Name:
          Title:

                                   SCHEDULE A

                                                                          NUMBER OF FIRM SHARES
                        UNDERWRITER                                          TO BE PURCHASED
----------------------------------------------------------------   -----------------------------------
Thomas Weisel Partners LLC

RBC Capital Markets Corporation

Wachovia Capital Markets, LLC

William Blair & Company, L.L.C.
















                                                                   Total


                                   SCHEDULE B

                                                                       NUMBER OF ADDITIONAL SHARES
                    SELLING STOCKHOLDER                                      TO BE PURCHASED
----------------------------------------------------------------   -----------------------------------
Richard Rudman                                                                   164,023

Robert Lentz                                                                     100,000

Lazard Alternative Investments LLC                                               250,000

Sterling Venture Partners, LP                                                    150,000

Carmel Investments, L.L.P.                                                       85,977













                                                                   Total        750,000


                                   SCHEDULE C




                     LIST OF ISSUER FREE WRITING PROSPECTUS



     Electronic road show of Vocus, Inc. displayed at www.retailroadshow.com

                                   SCHEDULE D

                          COMPANY SELLING STOCKHOLDERS
--------------------------------------------------------------------------------

Richard Rudman

Robert Lentz

                                   SCHEDULE E

                          INVESTOR SELLING STOCKHOLDERS
--------------------------------------------------------------------------------

Lazard Alternative Investments LLC

Sterling Venture Partners, LP

                                    EXHIBIT A

                    FORM OF LEGAL OPINION OF COMPANY COUNSEL

                                [TO BE PROVIDED]

                                    EXHIBIT B

              FORM OF LEGAL OPINION OF SELLING STOCKHOLDERS COUNSEL

                                [TO BE PROVIDED]

                                    EXHIBIT C

                            FORM OF LOCK-UP AGREEMENT




























                                      -3-